KPMG LLP Chartered Accountants 2700-205 5 Avenue SW Calgary AB T2P 4B9	Telephone (403) 691-8000 Telefax (403) 691-8008 Internet www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MegaWest Energy Corp.

We consent to the incorporation by reference in the registration statement on Form S-8 No. 333-146347 of MegaWest Energy Corp. of our report dated July 25, 2007 with respect to the consolidated balance sheet of MegaWest Energy Corp. as of April 30, 2007 and the consolidated statements of operations and deficit, shareholders’ equity and cash flows for the year ended April 30, 2007 and our comments on the Canada-United States of America reporting differences dated July 25, 2007, included in the annual report on Form 20-F/A for the year ended April 30, 2007.

Signed “KPMG LLP”

Chartered Accountants

Calgary, Canada
October 15, 2007

KPMG LLP, a Canadian limited liability partnership and a member firm of the KPMG
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KPMG Canada provides services to KPMG LLP.